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EXHIBIT 23.4

CONSENT OF MOSS ADAMS LLP INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-4 of Pacific Northwest Bancorp, as amended to date, and the related proxy statement of Bank of the Northwest of our report dated January 24, 2002, included in the Bank of the Northwest's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Federal Deposit Insurance Corporation.

/s/ MOSS ADAMS LLP

Portland, Oregon
September 19, 2002

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CONSENT OF MOSS ADAMS LLP INDEPENDENT AUDITORS